UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on July 19, 2022, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it had not regained compliance with the minimum bid price rule in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) by July 18, 2022 and was not eligible for a second 180 day extension as the Company did not comply with the stockholders’ equity initial listing requirement for The Nasdaq Capital market. The Company appealed and presented to the Nasdaq Hearings Panel on September 8, 2022.

On September 28, 2022, Aditxt, Inc. (the “Company”) received the determination from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the requirements to remain listed in The Nasdaq Capital Market subject to a Panel Monitor of the Company’s ongoing compliance with such requirements as set forth in Listing Rule 5815(d)(4)(A) until March 28, 2023. If, within that monitoring period, the Listing Qualifications staff (“Staff”) finds the Company out of compliance with one or more listing standards during that period notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Staff Delist Determination and the Company will have an opportunity to request a new hearing with the initial Hearings Panel or a newly convened Hearings Panel if the initial Hearings Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(A). If the hearing is unsuccessful, the Company’s securities may be at that time delisted from Nasdaq.

As previously reported, on September 16, 2022, the Company entered in a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a best efforts public offering (the “Offering”), (i) 1,224,333 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase 2,109,000 shares of common stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase 3,333,333 shares of common stock (the “Common Stock Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The public offering price for each Share and accompanying Common Stock Warrant was $6.00. The public offering price for each Pre-Funded Warrant and accompanying Common Stock Warrant was $5.999.

As previously disclosed, on September 7, 2022, stockholders approved a proposal to amend the Company’s certificate of incorporation to effect a reverse split of the outstanding shares of common stock, par value $0.001 at a specific ratio within a range of one-for five (1-for-5) to a maximum of one-for-fifty (1-for-50) to be determined by the Company’s board of directors at its sole discretion. The board of directors subsequently approved a one-for-fifty (1-for-50) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”) and the Company’s common stock began trading on a split-adjusted basis on September 14, 2022.

On September 29, 2022, the Company issued a press release announcing that it had regained compliance with Nasdaq listing requirements. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated September 29, 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2022	ADITXT, INC.

	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer

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